UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2006

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

1114 Avenue of the Americas, 27th Floor
New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events

On May 19, 2006, iStar Financial Inc. (the “Company”) submitted a letter to Institutional Shareholder Services (“ISS”), to confirm certain information regarding the proposed iStar Financial Inc. 2006 Long-Term Incentive Plan (the “New Plan”), as described in the its definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2006.

The purpose of this letter was to confirm that the total shares allocated and available for awards under the New Plan include all of the shares of Common Stock remaining available for awards under the Company’s 1996 Long-Term Incentive Plan (the “1996 Plan”), which amount totaled 980,818 shares as of December 31, 2005, and are not addition to such shares. If the New Plan is approved by the Company’s shareholders, no additional awards will be made under the 1996 Plan. The letter is attached hereto, as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits.

99.1         Letter to Institutional Shareholder Services from the Company, dated May 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: May 19, 2006	By:	/s/ JAY SUGARMAN
Jay Sugarman
Chairman and Chief Executive Officer

Date: May 19, 2006	By:	/s/ CATHERINE D. RICE
Catherine D. Rice
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Letter to Institutional Shareholder Services from the Company, dated May 19, 2006.